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                                                                    EXHIBIT 10.O
                             ALPHA INDUSTRIES, INC.

                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE.

     The Alpha Industries, Inc. Amended and Restated Employee Stock Purchase Plan (hereinafter the "Plan"), effective as of July 1, 2002, is intended to provide a method whereby employees of Alpha Industries, Inc. (the "Company") and participating subsidiaries (as defined in Article 18) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Internal Revenue Code.

2.   ELIGIBLE EMPLOYEES.

     All employees of the Company or any of its participating subsidiaries who have completed six months of employment on or before the first day of the applicable Offering Period or the Special Offering Period (each as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in
Section 424(e) and (f) of the Internal Revenue Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Internal Revenue Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     Notwithstanding the foregoing and subject to approval by the stockholders of the Company on or before December 30, 2002, employees of the Company or any of its participating subsidiaries who are employed on or before the first day of the applicable Offering Period or the Special Offering Period shall also be eligible to receive options under this Plan to purchase the Company's Common Stock, without having completed six months of employment. Except as otherwise provided herein, persons who become eligible employees after the first day of any Offering Period shall be eligible to receive options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In the event the stockholders of the Company do not on or before December 30, 2002 approve the participation in the Plan by employees who have not completed six months of employment with the Company or any of its subsidiaries, such employees' participation in the Plan shall be terminated before the applicable Offering Termination Date (as defined below), the accumulated payroll deductions of each such employee for the applicable Offering Period or Special Offering

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Period shall be refunded by the Company as soon as administratively practicable to each such employee without interest and all options granted to each such employee shall be terminated. Such employees may enroll in the Plan and participate in the next applicable Offering Period after completing six months of employment with the Company or any of its subsidiaries.

     For the purpose of this Plan, the term employee shall not include an employee whose customary employment is less than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.   STOCK SUBJECT TO THE PLAN.

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. Subject to approval of the stockholders, the aggregate number of shares which may be issued pursuant to the Plan is 1,350,000 for all Offering Periods, including the Special Offering Period, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall again be available under the Plan. If the number of shares of Common Stock available for any Offering Period, including the Special Offering Period, is insufficient to satisfy all purchase requirements for that Offering Period, the available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.   OFFERING PERIODS AND STOCK OPTIONS.

     There shall be Offering Periods and a Special Offering Period during which payroll deductions will be accumulated under the Plan. Each Offering Period, including the Special Offering Period, includes only regular pay days falling within it. The Offering Periods shall commence and end as follows:

              OFFERING                              OFFERING
              COMMENCEMENT DATES                    TERMINATION DATES
              ------------------                    -----------------
              Each January 1                        Each June 30
              Each July 1                           Each December 31

     Notwithstanding the foregoing, in the event that the Effective Time of the WCD Merger (as defined below) occurs on or after June 17, 2002, there will be a special Offering Period (the "Special Offering Period") that will begin ten (10) business days after the Effective Time of the WCD Merger for all employees of the Company and any participating subsidiaries who are eligible as of the date of the Offering Commencement Date of the Special Offering Period. For purposes of this paragraph, the "Effective Time of the WCD Merger" shall mean the "Effective Time" as defined in that certain

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Agreement and Plan of Reorganization dated as of December 16, 2001, as amended, by and among Conexant Systems, Inc., Washington Sub, Inc. and the Company.

     The Offering Commencement Date is the first day of each Offering Period including the Special Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Plan. In the case of the Special Offering Period, the Offering Termination Date is the date which is the Offering Termination Date for the regular Offering Period in which the Offering Commencement Date for the Special Offering Period occurs.

     On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as hereinafter provided, that number of full shares of Common Stock reserved for the purpose of the Plan, up to a maximum of 5,000 shares, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like; provided that such employee remains eligible to participate in the Plan throughout such Offering Period or Special Offering Period, as the case may be. If the eligible employee's accumulated payroll deductions on the Offering Termination Date would enable the eligible employee to purchase more than 5,000 shares except for the 5,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 5,000 shares shall be refunded to the eligible employee as soon as administratively practicable by the Company, without interest. The Option Exercise Price for each Offering Period, including the Special Offering Period, shall be the lesser of
(i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at a price equal to the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to the next whole cent, as so adjusted.

     For purposes of this Plan, the term "fair market value" means, if the Common Stock is listed on a national securities exchange or is on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market system, the closing sale price of the Common Stock on such exchange or as reported on Nasdaq or, if the

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Common Stock is traded in the over-the-counter securities market, but not on the
Nasdaq National Market, the closing bid quotation for the Common Stock, each as published in THE WALL STREET JOURNAL. If no shares of Common Stock are traded on the Offering Commencement Date or Offering Termination Date, the fair market value will be determined on the next regular business day on which shares of Common Stock are traded.

     For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the Nasdaq National Market or such national securities exchange on which the Common Stock is listed.

     No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Internal Revenue Code. If the participant's accumulated payroll deductions on the last day of the Offering Period or Special Offering Period, as the case may be, would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded as soon as administratively practicable to the participant by the Company, without interest.

5.   EXERCISE OF OPTION.

     Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the Option Exercise Price subject to the 5,000-share limit of the option and the Section 423(b)(8) limitation described in Article 4. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period or Special Offering Period, as the case may be, he or she shall not be entitled to exercise his or her option.

     If a participant's accumulated payroll deductions in his or her account are based on a currency other than the U.S. dollar, then on the Offering Termination Date the accumulated payroll deductions in his or her account will be converted into an equivalent value of U.S. dollars based upon the U.S. dollar-foreign currency exchange rate in effect on that date, as reported in The Wall Street Journal, provided that such conversion does not result in an Option Exercise Price which is, in fact, less than the lesser of an amount equal to 85 percent of the fair market value of the Common Stock at the time such option is granted or 85 percent of the fair market value of the Common Stock at the time such option is exercised. The Plan administrators (as defined in Article 19) shall have the right

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to change such conversion date, as they deem appropriate to effectively purchase shares on any Offering Termination Date, provided that such action does not cause the Plan, or any grants under the Plan, to fail to qualify under Section 423 of the Internal Revenue Code.

6.   AUTHORIZATION FOR ENTERING PLAN.

     An eligible employee may enter the Plan by following a written, electronic or other enrollment process, including a payroll deduction authorization, as prescribed by the Plan administrators under generally applicable rules. Except as may otherwise be established by the Plan administrators under generally applicable rules, all enrollment authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before an applicable Offering Commencement Date Participation may be conditioned on an eligible employee's consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions.

     The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

     Unless an employee files a new authorization, or withdraws from the Plan, his or her deductions and purchases under the authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filing a revised payroll deduction authorization in accordance with the procedures then applicable to such actions. Except as may otherwise be established by the Plan administrators under generally applicable rules, all revised authorizations shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the next Offering Commencement Date.

7.   MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS.

     An employee may authorize payroll deductions in an amount of not less than one percent (1%) and not more than ten percent (10%) (in whole number percentages only) of his or her eligible compensation. Such deductions shall be determined based on the employee's election in effect on the payday on which such eligible compensation is paid. An employee may not make any additional payments into such account. Eligible compensation means the wages as defined in
Section 3401(a) of the Internal Revenue Code, determined without regard to any rules that limit compensation included in wages based on the nature or location or employment or services performed, including without limitation base pay, shift premium, overtime, gain sharing (profit sharing), incentive compensation, bonuses and commissions and all other payments made to the employee for services as an employee during the applicable payroll period, and excluding the value of any qualified or non-qualified stock option granted to the employee to the extent such value is includible in the taxable wages, reimbursements or other expense allowances,

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fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for any amounts deferred under Sections 125, 401(k), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) of the Internal Revenue
Code or for certain contributions described in Section 457(h)(2) of the Internal Revenue Code that are treated as Company contributions.

8.   UNUSED PAYROLL DEDUCTIONS.

     Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for that Offering Period or Special Offering Period, as the case may be. If for any Offering Period, including the Special Offering Period, the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.   CHANGE IN PAYROLL DEDUCTIONS.

     Deductions may not be increased or decreased during an Offering Period or the Special Offering Period, as the case may be.

10.  WITHDRAWAL FROM THE PLAN.

     An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan prior to the Offering Termination Date by completing and filing a withdrawal notification with the designated Plan administrator(s) in accordance with the prescribed procedures, in which event the Company will refund as soon as administratively practicable without interest the entire balance of such employee's deductions not previously used to purchase Common Stock under the Plan. Except as may otherwise be prescribed by the Plan administrators under generally applicable rules, all withdrawals shall be effective only if delivered to the designated Plan administrator(s) in accordance with the prescribed procedures not later than ten (10) business days before the Offering Termination Date.

     An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must re-enroll pursuant to the provisions of Article 6 before the next Offering Commencement Date which cannot, however, become effective before the beginning of the next Offering Period or Special Offering Period following his withdrawal. Notwithstanding the foregoing, employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

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11.  ISSUANCE OF STOCK.

     As soon as administratively practicable after each Offering Period, including the Special Offering Period, the Company shall deliver (by electronic or other means) to the participant the Common Stock purchased under the Plan, except as specified below. The Plan administrators may permit or require that the Common Stock shares be deposited directly with a broker or agent designated by the Plan administrators, and the Plan administrators may utilize electronic or automated methods of share transfer. In addition, the Plan administrators may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares as required to ensure that the Company's applicable tax withholding obligations are satisfied.

12.  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee's death.

13.  TERMINATION OF EMPLOYEE'S RIGHTS.

     Except as set forth in Article 14, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for twenty (20) hours or more per week, or for any other reason. Notwithstanding anything to the contrary contained in
Article 10, a withdrawal notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded without interest.

     Notwithstanding anything to the contrary contained in Article 10, if an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from him or her on the day the interruption occurs.


14.  DEATH OF AN EMPLOYEE.

     Upon termination of the participating employee's employment because of death, the person(s) entitled to receipt of the Common Stock and/or cash as provided in this Article 14 shall have the right to elect, by written notice given to the Plan administrators prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination

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Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the limitations set forth in Article 4), and any excess in such account (in lieu of fractional shares) will be paid to the employee's estate as soon as administratively practicable, without interest. In the event that no such written notice of election shall be duly received by the Plan administrators, the payroll deductions credited to the employee's account at the date of the employee's death will be paid to the employee's estate as soon as administratively practicable, without interest.

     Except as provided in the preceding paragraph, in the event of the death of a participating employee, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee.

15.  TERMINATION AND AMENDMENTS TO PLAN.

     The Plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case on December 31, 2012, or if sooner, when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. In the event that the Board of Directors terminates the Plan pursuant to this Article 15, the date of such termination shall be deemed as the Offering Termination Date of the applicable Offering Period, including the Special Offering Period, in which such termination date occurs. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

     The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) except as provided in Articles 3, 4, 24 and 25, increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Internal Revenue Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16.  LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN.

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Articles 11 and 26. Each employee agrees by entering the Plan to promptly give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the Common Stock was purchased showing the

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number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.  COMPANY'S OFFERING OF EXPENSES RELATED TO PLAN.

     The Company will bear all costs of administering and carrying out the Plan.

18.  PARTICIPATING SUBSIDIARIES.

     The term "participating subsidiaries" shall mean any present or future subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation(s) before or after the Plan is approved by the stockholders.

19.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee of "Non-Employee Directors" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

     The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

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     The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Without limitation, subject to the terms and conditions of this Plan, the President, the Chief Financial Officer of the Company, and any other officer of the Company or committee of officers or employees designated by the Committee (collectively, the "Plan administrators"), shall each be authorized to determine the methods through which eligible employees may elect to participate, amend their participation, or withdraw from participation in the Plan, and establish methods of enrollment by means of a manual or electronic form of authorization or an integrated voice response system. The Plan administrators are further authorized to determine the matters described in Article 11 concerning the means of issuance of Common Stock and the procedures established to permit tracking of disqualifying dispositions of shares or to restrict transfer of such shares.

     As soon as administratively practicable after the end of each Offering Period and the Special Offering Period, the Plan administrators shall prepare and distribute or make otherwise readily available by electronic means or otherwise to each participating employee in the Plan information concerning the amount of the participating employee's accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee's accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

20.  OPTIONEES NOT STOCKHOLDERS.

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him.

21.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22.  GOVERNMENTAL REGULATION.

     The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

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23.  TRANSFERABILITY.

     Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.  EFFECT OF CHANGES OF COMMON STOCK.

     If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.


25.  MERGER OR CONSOLIDATION.

     If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee's payroll deductions, or (ii) entitle each participating employee to receive on the Offering Termination Date upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.  WITHHOLDING OF ADDITIONAL TAX.

     By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with

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respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

27.  APPROVAL OF STOCKHOLDERS.

     The Plan was initially adopted by the Board of Directors on December 21, 1989 and approved by the stockholders of the Company on September 10, 1990. The Plan, as amended and restated, shall take effect on July 1, 2002. The Plan, as amended and restated, was adopted by the Board of Directors on April 26, 2002.

     The provisions of this Plan relating to the eligibility of employees who have not completed six months of employment with the Company or any of its subsidiaries are specifically subject to approval by the stockholders of the Company on or before December 30, 2002. Options may be granted under the Plan prior and subject to such stockholder approval. If the above-described amendment is not so approved by the stockholders, all payroll deductions from such ineligible employees so participating shall be returned without interest and all options so granted shall terminate.

     The issuance of 450,000 shares of Common Stock pursuant to the Plan, comprising a portion of the aggregate number of 1,350,000 shares which may be issued pursuant to Article 3 of the Plan, is subject to approval by the stockholders of the Company not later than December 30, 2002.

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